(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Floating Rate Fund Initial Term Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Term for Class W Expires August 1, 2018 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.00%	1.75%	0.75%	N/A	0.15%	0.00%	1.25%	N/A	1.00%	0.75%
Voya GNMA Income Fund Term Expires August 1, 2016 Initial Term for Class T Expires August 1, 2018	0.95%	1.70%	0.65%	N/A	N/A	N/A	N/A	N/A	0.95%	0.70%
Voya High Yield Bond Fund Initial Term for Classes A, B, and C Expires August 1, 2007 Initial Term for Class I Expires August 1, 2010 Initial Term for Class W Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class R6 Expires August 1, 2017 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.10%	1.85%	0.85%	N/A	0.15%	0.00%	1.35%	0.83%	1.10%	0.85%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Intermediate Bond Fund Term Expires August 1, 2010 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	0.75%	1.50%	0.50%	0.75%	N/A	0.00%	1.00%	0.50%	0.75%	0.50%
Voya Short Term Bond Fund Initial Term for Class A, C, I, and W Expires August 1, 2014 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	0.80%	1.55%	0.50%	N/A	N/A	0.00%	1.05%	0.47%	0.80%	0.55%

/s/ HE
HE

Effective Date:  February 2, 2018 to add Class P3 shares for Voya Floating Rate Fund, Voya High Yield Bond Fund, Voya Intermediate Bond Fund, and Voya Short Term Bond Fund.

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.